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Exhibit 5.1

February 4, 2003

To The Board of Directors
of Communication Intelligence Corporation
275 Shoreline Drive, Suite 500
Redwood Shores, California 94065

        RE:    Registration Statement on Form S-1

        We have acted as counsel to Communication Intelligence Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's Registration Statement on Form S-1 (Registration No. 333-100899), as amended by pre-effective Amendment No. 1 thereto (the "Registration Statement"). The Registration Statement relates to the resale of up to 24,430,623 shares of the Company's common stock, without par value (the "Common Stock"), to be sold pursuant to the terms of an Equity Line of Credit Agreement between the Company and Cornell Capital Partners, L.P., a Delaware limited partnership (the "Line of Credit Agreement").

        In our capacity as such counsel, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and such corporate records, documents, certificates and other agreements and instruments as we have deemed necessary or appropriate to enable us to render the opinions hereinafter expressed.

        Based on the foregoing, and having regard for such legal considerations as we deem relevant, we are of the following opinions:

        1.    The Common Stock has been duly authorized by all necessary corporate action of the Company.

        2.    When issued and sold by the Company against payment therefor pursuant to the terms of the Line of Credit Agreement, the Common Stock will be validly issued, fully paid and nonassessable.

        The law covered by opinions expressed herein is limited to the federal laws of the United States and the laws of the State of Delaware. We express no opinion with respect to the laws of any other jurisdiction. The opinions expressed herein are to be interpreted in accordance with customary practice as to the matters addressed, the meaning of the language and the scope and nature of the work we have performed.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading "Legal Matters" in the related prospectus.

Sincerely,

Davis Wright Tremaine LLP

/s/ Davis Wright Tremaine, LLP

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  Exhibit 5.1